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                                                            Exhibit 24.2
                     RESOLUTION OF THE BOARD OF DIRECTORS

                    OF SOUTHERN CALIFORNIA EDISON COMPANY

                          Adopted:  January 18, 1996

                  RE:  ISSUANCE AND SALE OF DEBT SECURITIES


      WHEREAS, it is in the best interest of this corporation to authorize the issuance, sale and delivery of one or more series of debt securities (collectively, the "Debt Securities") in an amount not to exceed $800,000,000;
      WHEREAS, in order to carry out the foregoing, this corporation desires to file with the Securities and Exchange Commission (the "SEC") one or more registration statements, including pre or post-effective amendments thereto, if any, and including one or more "shelf" registration statements pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Act"), if any, which registration statement or statements (collectively, the "Registration Statement") shall register Debt Securities in an amount not to exceed $800,000,000;
      WHEREAS, this corporation proposes to issue the Debt Securities pursuant to the terms of (i) an indenture dated October 1, 1923, as amended and supplemented, between this corporation and Harris Trust and Savings Bank, as trustee (the "Mortgage Bond Indenture"), (ii) an indenture dated as of January 15, 1993, between this corporation and Harris Trust and Savings Bank, as trustee (the "Senior Note Indenture"),
(iii) an indenture dated as of May 1, 1995, between this corporation and The First National Bank of Chicago, as trustee (the "Subordinated Note Indenture") or (iv) any one or more additional indentures to be entered into by this corporation and any one or more additional trustees with respect to the issuance of Debt Securities and to be approved and executed by the Chairman of the Board, the President, the Chief Financial Officer, any Vice President, the Treasurer or any Assistant Treasurer of this corporation.
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      WHEREAS, this corporation presently contemplates that the issuance and sale of the Debt Securities may be undertaken through competitively bid public offerings, negotiated public offerings and/or competitively bid or negotiated private placements (including offerings made in reliance on the SEC's Rule 144A under the Securities Act);
      WHEREAS, it is appropriate that the procedures applicable to the issuance of the Debt Securities may include applications to be made for the listing on national and/or foreign stock exchanges and registration under the Securities Exchange Act of 1934 ("Exchange Act") (if deemed necessary or desirable by the Chairman of the Board, the President, the Chief Financial Officer, any Vice President, the Treasurer, an Assistant Treasurer, or counsel acting on behalf of this corporation);
      WHEREAS, in connection with the issuance and sale of the Debt Securities, this corporation may undertake to qualify the Debt Securities on behalf of this corporation or the purchasers thereof for offer and sale under the securities, Blue Sky or other similar laws of certain states or other jurisdictions;
      WHEREAS, it is appropriate that the Chairman of the Board, the President, the Chief Financial Officer, the Treasurer, or any Assistant Treasurer determine the nature, terms, timing, and aggregate amounts of the Debt Securities to be issued.
      NOW, THEREFORE, BE IT RESOLVED, that the Chairman of the Board, the President, the Chief Financial Officer, the Treasurer, or any Assistant Treasurer is hereby authorized to determine the nature, terms, timing, and aggregate amounts, which shall not exceed $800,000,000 of Debt Securities, to be issued by this corporation.
      BE IT FURTHER RESOLVED, that the Chairman of the Board, the President, any Vice President, the Treasurer or any Assistant Treasurer of this corporation are hereby authorized to prepare, execute and file, or cause to be prepared, executed and filed, with the SEC one or more Registration Statements and any and all required or appropriate exhibits, supplements and/or amendments thereto for the purpose of registering an aggregate principal amount of Debt Securities of this corporation not to
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exceed $800,000,000 under the Act (including the qualification of any indenture under the Trust Indenture Act of 1939, as amended);
      BE IT FURTHER RESOLVED, that each of the officers of this corporation is hereby authorized to execute and deliver on behalf of this corporation and in its name a power of attorney appointing John E. Bryson, Alan J. Fohrer, R. K. Bushey, Bryant C. Danner, Kenneth S. Stewart, Patricia N. Glazier, C. Alex Miller, J. R. Berg, L. C. Clark, Dorothy J. Fulco, Thomas J. Dennis, Charles Cooke and Beverly Marshall, and/or any one of them, to act severally as attorney-in-fact for this corporation for the purpose of executing, signing, filing or causing to be filed, on its behalf and in its name, the Registration Statement and any and all exhibits, amendments and/or supplements thereto to be filed by this corporation with the SEC under the Securities Act for the purpose of registering the Debt Securities.
      BE IT FURTHER RESOLVED, that the Chairman of the Board, the President, the Chief Financial Officer, any Vice President, the Treasurer or any Assistant Treasurer of this corporation is authorized and directed to prepare or cause to be prepared and to execute one or more indentures, and any supplements thereto to be entered into by this corporation and any one or more trustees with respect to the issuance of any or all Debt Securities;
      BE IT FURTHER RESOLVED, that the price at which the Debt Securities shall be sold by this corporation and the terms and conditions of such sale shall be such as may be determined by the Chairman of the Board, the President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer of this corporation;
      BE IT FURTHER RESOLVED, that each of the officers of this corporation is hereby authorized and directed to prepare and distribute or cause to be prepared and distributed and to execute or cause to be executed one or more offering circulars, prospectuses or supplemental prospectuses, containing such information with respect to this corporation and the Debt Securities as they, or any of them, or counsel for this corporation shall deem necessary or appropriate.
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      BE IT FURTHER RESOLVED, that, if deemed necessary or desirable by the Chairman of the Board, the President, the Chief Financial Officer, the Treasurer, an Assistant Treasurer, or counsel acting on behalf of this corporation, application may be made for listing on any national and/or foreign stock exchanges, and registration of the Debt Securities may be made under the Exchange Act.
      BE IT FURTHER RESOLVED, that John E. Bryson, Alan J. Fohrer, Bryant
C. Danner, Kenneth S. Stewart, Patricia N. Glazier, C. Alex Miller, J. R. Berg, L. C. Clark, Dorothy J. Fulco, and/or any one of them, is hereby authorized to execute such applications for listing on national and foreign stock exchanges and Exchange Act registration statements for and on behalf of this corporation and any other documents or agreements relating thereto, and to amend, supplement or make such changes to such applications, Exchange Act registration statements, documents or agreements as may be necessary to conform to the requirements for such listing and registration, and to appear (if requested) before the officials of said national and foreign stock exchanges.
      BE IT FURTHER RESOLVED, that the Chairman of the Board, the President, any Vice President, the Treasurer or any Assistant Treasurer of this corporation is hereby authorized and directed, at his or her discretion and in the name and on behalf of this corporation, or otherwise, to execute and file, or cause to be filed, such consents to service of process, powers of attorney, applications and other documents with such state authorities and to do such other acts and things as the said officer or officers acting or counsel for this corporation shall deem necessary or appropriate so as to register by notification or qualify the Debt Securities or any part thereof, for offer and sale under the securities, Blue Sky or other similar laws of such states or jurisdictions; provided, however, that this corporation shall not, pursuant to this authorization, qualify as a foreign corporation in any such state or jurisdiction other than with respect to claims arising out of the offering or sale of the Debt Securities by this corporation or the purchasers thereof from this corporation.
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      BE IT FURTHER RESOLVED, that the Chairman of the Board, the
President, the Chief Financial Officer, any Vice President, the Treasurer or any Assistant Treasurer of this corporation is hereby authorized to execute on behalf of this corporation one or more supplemental indentures to the Mortgage Bond Indenture, the Senior Note Indenture and/or the Subordinated Note Indenture, with such supplemental indenture or indentures being substantially in the form approved by the Chairman of the Board, the President, the Chief Financial Officer, the Treasurer, or any Assistant Treasurer, said officers being hereby authorized to make such changes thereto as they deem necessary and appropriate and to cause such supplemental indenture or indentures to be recorded and filed for record;
      BE IT FURTHER RESOLVED, that each of the officers of this corporation is hereby authorized to execute on behalf and in the name of this corporation the documents specified or contemplated in these resolutions through the act or acts of a duly appointed power of attorney.
      BE IT FURTHER RESOLVED, that each of the officers of this corporation is hereby authorized to do and perform, or cause to be done and performed, all such acts, deeds and things and to make, execute and deliver, or cause to be made, executed and delivered, all such agreements, undertakings, documents, instruments or certificates in the name and on behalf of this corporation or otherwise as each such officer may deem necessary, advisable or appropriate to effect or carry out fully the purposes and intents of the foregoing resolutions.
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      I, DOROTHY J. FULCO, Assistant Secretary of SOUTHERN CALIFORNIA
EDISON COMPANY, certify that the attached is an accurate and complete copy of a resolution of the Board of Directors of the corporation, duly adopted at a meeting of its Board of Directors held on January 18, 1996.

Dated:   January 24, 1996


                                    SOUTHERN CALIFORNIA EDISON COMPANY



                                              Dorothy J. Fulco
                                    __________________________________
                                            Assistant Secretary